                                                                    Exhibit 99.2

                       BB&T CORPORATION AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                          December 31, 1997 and 1996
                 (Dollars in thousands, except per share data)



                                                                                                 1997            1996
                                                                                           --------------- ---------------
 Assets
   Cash and due from banks ...............................................................   $   851,971     $   848,180
   Interest-bearing deposits with banks ..................................................        77,065           5,504
   Federal funds sold and securities purchased under resale agreements or similar
    arrangements .........................................................................       103,245          84,940
   Trading securities ....................................................................        67,878              --
   Securities available for sale .........................................................     7,199,198       6,623,135
   Securities held to maturity (market value: $151,581 in 1997 and $317,013 in 1996)......       147,799         311,782
   Loans held for sale ...................................................................       509,141         228,333
   Loans and leases, net of unearned income ..............................................    20,424,288      18,150,285
    Allowance for loan and lease losses ..................................................      (275,404)       (239,726)
                                                                                             -----------     -----------
     Loans and leases, net ...............................................................    20,148,884      17,910,559
                                                                                             -----------     -----------
   Premises and equipment, net ...........................................................       431,631         392,422
   Other assets ..........................................................................     1,105,987         722,553
                                                                                             -----------     -----------
     Total assets ........................................................................   $30,642,799     $27,127,408
                                                                                             ===========     ===========
 Liabilities and Shareholders' Equity
   Deposits:
    Noninterest-bearing demand deposits ..................................................   $ 2,833,238     $ 2,625,986
    Savings and interest checking ........................................................     1,708,657       2,108,479
    Money rate savings ...................................................................     5,241,055       4,239,653
    Other time deposits ..................................................................     9,779,594      10,123,129
    Foreign deposits .....................................................................     1,385,633         638,415
                                                                                             -----------     -----------
     Total deposits ......................................................................    20,948,177      19,735,662
   Short-term borrowed funds .............................................................     3,276,177       2,539,824
   Long-term debt ........................................................................     3,575,517       2,320,978
   Accounts payable and other liabilities ................................................       443,101         308,439
                                                                                             -----------     -----------
     Total liabilities ...................................................................    28,242,972      24,904,903
                                                                                             -----------     -----------
   Shareholders' equity:
    Preferred stock, $5 par, 5,000,000 shares authorized, none issued and outstanding
     at December 31, 1997 and 1996 .......................................................            --              --
    Common stock, $5 par, 500,000,000 shares authorized, issued and outstanding
     141,763,220 at December 31, 1997 and 142,608,032 at December 31, 1996 ...............       708,816         713,040
    Additional paid-in capital ...........................................................       161,018         209,368
    Retained earnings ....................................................................     1,482,037       1,295,463
    Loan to employee stock ownership plan and unvested restricted stock ..................          (962)         (9,073)
    Net unrealized appreciation on securities available for sale, net of income taxes of
     $31,593 in 1997 and $9,702 in 1996...................................................        48,918          13,707
                                                                                             -----------     -----------
     Total shareholders' equity ..........................................................     2,399,827       2,222,505
                                                                                             -----------     -----------
     Total liabilities and shareholders' equity ..........................................   $30,642,799     $27,127,408
                                                                                             ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME


              For the Years Ended December 31, 1997, 1996 and 1995
                 (Dollars in thousands, except per share data)



                                                                          1997            1996           1995
                                                                    --------------- --------------- -------------
Interest Income
  Interest and fees on loans and leases ...........................   $ 1,768,024     $ 1,603,678    $1,555,558
  Interest and dividends on securities ............................       458,373         421,162       392,528
  Interest on short-term investments ..............................         3,224           4,863         9,096
                                                                      -----------     -----------    ----------
   Total interest income ..........................................     2,229,621       2,029,703     1,957,182
                                                                      -----------     -----------    ----------
Interest Expense
  Interest on deposits ............................................       774,291         748,153       719,991
  Interest on short-term borrowed funds ...........................       148,130         121,442       195,342
  Interest on long-term debt ......................................       170,207         118,204        81,772
                                                                      -----------     -----------    ----------
   Total interest expense .........................................     1,092,628         987,799       997,105
                                                                      -----------     -----------    ----------
Net Interest Income ...............................................     1,136,993       1,041,904       960,077
  Provision for loan and lease losses .............................        97,526          62,246        42,378
                                                                      -----------     -----------    ----------
Net Interest Income After Provision for Loan and Lease Losses .....     1,039,467         979,658       917,699
                                                                      -----------     -----------    ----------
Noninterest Income
  Service charges on deposits .....................................       148,844         132,809       114,108
  Mortgage banking income .........................................        50,383          40,218        31,497
  Trust income ....................................................        31,957          28,794        23,872
  Agency insurance commissions ....................................        40,148          27,541        19,874
  Other insurance commissions .....................................        13,164          12,822        12,384
  Bankcard fees and merchant discounts ............................        22,705          18,435        16,207
  Other nondeposit fees and commissions ...........................        66,957          47,529        35,332
  Securities gains (losses), net ..................................         3,164           3,179       (19,472)
  Other income ....................................................        78,579          28,162        21,477
                                                                      -----------     -----------    ----------
   Total noninterest income .......................................       455,901         339,489       255,279
                                                                      -----------     -----------    ----------
Noninterest Expense
  Personnel expense ...............................................       459,494         397,845       434,137
  Occupancy and equipment expense .................................       160,939         125,152       128,670
  Federal deposit insurance expense ...............................         5,096          49,995        28,224
  Amortization of intangibles and mortgage servicing rights .......        24,370          15,218        11,902
  Advertising and public relations expense ........................        26,514          24,309        16,643
  Professional services ...........................................        46,072          26,080        24,277
  Other expense ...................................................       232,346         176,111       174,465
                                                                      -----------     -----------    ----------
   Total noninterest expense ......................................       954,831         814,710       818,318
                                                                      -----------     -----------    ----------
Earnings
  Income before income taxes ......................................       540,537         504,437       354,660
  Provision for income taxes ......................................       186,087         165,648       118,244
                                                                      -----------     -----------    ----------
  Net Income ......................................................       354,450         338,789       236,416
  Preferred dividend requirements .................................            --             610         5,079
                                                                      -----------     -----------    ----------
   Income applicable to common shares .............................   $   354,450     $   338,179    $  231,337
                                                                      ===========     ===========    ==========
Per Common Share
  Net income:
   Basic ..........................................................   $      2.51     $      2.39    $     1.63
                                                                      ===========     ===========    ==========
   Diluted ........................................................   $      2.46     $      2.34    $     1.60
                                                                      ===========     ===========    ==========
  Cash dividends declared .........................................   $      1.16     $      1.00    $      .86
                                                                      ===========     ===========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES


          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


             For the Years Ended December 31, 1997, 1996 and 1995
                             (Dollars in thousands)



                                              Shares of                             Additional     Retained        Total
                                                Common      Preferred     Common      Paid-In      Earnings    Shareholders'
                                                Stock         Stock       Stock       Capital     and Other*      Equity
                                           --------------- ----------- ----------- ------------ ------------- --------------
Balance, December 31, 1994, as
  previously reported ....................   135,269,365    $  3,850    $ 676,347   $  285,703   $  837,988     $1,803,888
  Merger with Life Bancorp, Inc.
   accounted for under the pooling-of-
   interests method ......................     6,328,163          --       31,641       74,604       42,266        148,511
                                             -----------    --------    ---------   ----------   ----------     ----------
Balance, December 31, 1994, restated .....   141,597,528       3,850      707,988      360,307      880,254      1,952,399
Add (Deduct):
  Net income .............................            --          --           --           --      236,416        236,416
  Common stock issued ....................     3,167,198          --       15,836       34,050        1,287         51,173
  Redemption of common stock .............    (1,993,351)         --       (9,967)     (37,344)          --        (47,311)
  Preferred stock cancellations and
   conversions ...........................       104,836        (181)         524       (2,714)          --         (2,371)
  Net unrealized appreciation on
   securities available for sale .........            --          --           --           --      118,029        118,029
  Cash dividends declared:
   Common stock ..........................            --          --           --           --     (120,315)      (120,315)
   Preferred stock .......................            --          --           --           --       (5,079)        (5,079)
  Other ..................................            --          --           --          (16)       3,128          3,112
                                             -----------    --------    ---------   ----------   ----------     ----------
Balance, December 31, 1995 ...............   142,876,211       3,669      714,381      354,283    1,113,720      2,186,053
Add (Deduct):
  Net income .............................            --          --           --           --      338,789        338,789
  Common stock issued ....................     2,788,586          --       13,942       57,178        1,386         72,506
  Redemption of common stock .............    (7,391,457)         --      (36,957)    (185,614)           2       (222,569)
  Preferred stock cancellations and
   conversions ...........................     4,334,692      (3,669)      21,674      (18,005)          --             --
  Net unrealized depreciation on
   securities available for sale .........            --          --           --           --      (22,182)       (22,182)
  Cash dividends declared:
   Common stock ..........................            --          --           --           --     (131,981)      (131,981)
   Preferred stock .......................            --          --           --           --         (610)          (610)
  Other ..................................            --          --           --        1,526          973          2,499
                                             -----------    --------    ---------   ----------   ----------     ----------
Balance, December 31, 1996 ...............   142,608,032          --      713,040      209,368    1,300,097      2,222,505
Add (Deduct):
  Net income .............................            --          --           --           --      354,450        354,450
  Common stock issued ....................     6,098,340          --       30,492      240,083        5,495        276,070
  Redemption of common stock .............    (6,943,152)         --      (34,716)    (286,508)          --       (321,224)
  Net unrealized appreciation on
   securities available for sale .........            --          --           --           --       35,211         35,211
  Cash dividends declared on common
   stock .................................            --          --           --           --     (168,340)      (168,340)
  Other ..................................            --          --           --       (1,925)       3,080          1,155
                                             -----------    --------    ---------   ----------   ----------     ----------
Balance, December 31, 1997 ...............   141,763,220    $     --    $ 708,816   $  161,018   $1,529,993     $2,399,827
                                             ===========    ========    =========   ==========   ==========     ==========

---------
* Other includes net unrealized appreciation (depreciation) on securities available for sale, unvested restricted stock and a loan to the employee stock ownership plan.


The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


             For the Years Ended December 31, 1997, 1996 and 1995
                            (Dollars in thousands)


                                                                                             1997
                                                                                       ---------------
Cash Flows From Operating Activities:
 Net income ..........................................................................  $     354,450
 Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for loan and lease losses ...............................................         97,526
   Depreciation of premises and equipment ............................................         58,113
   Amortization of intangibles and mortgage servicing rights .........................         24,370
   Accretion of negative goodwill ....................................................         (6,180)
   Amortization of unearned stock compensation .......................................          1,227
   Discount accretion and premium amortization on securities, net ....................          2,301
   Net increase in trading account securities ........................................        (25,688)
   Loss (gain) on sales of securities, net ...........................................         (3,164)
   Loss (gain) on sales of loans and mortgage loan servicing rights, net .............        (15,992)
   Loss (gain) on disposals of premises and equipment, net ...........................         30,660
   Proceeds from sales of loans held for sale ........................................      1,562,944
   Purchases of loans held for sale ..................................................       (734,727)
   Origination of loans held for sale, net of principal collected ....................       (996,943)
   Decrease (increase) in:
    Accrued interest receivable ......................................................          3,619
    Other assets .....................................................................       (185,112)
   Increase (decrease) in:
    Accrued interest payable .........................................................          4,584
    Accounts payable and other liabilities ...........................................         96,500
   Other, net ........................................................................          1,139
                                                                                        -------------
    Net cash provided by operating activities ........................................        269,627
                                                                                        -------------
Cash Flows From Investing Activities:
 Proceeds from sales of securities available for sale ................................      1,560,400
 Proceeds from maturities of securities available for sale ...........................      1,533,172
 Purchases of securities available for sale ..........................................     (3,424,111)
 Proceeds from sales of securities held to maturity ..................................             --
 Proceeds from maturities of securities held to maturity .............................         37,200
 Purchases of securities held to maturity ............................................        (14,516)
 Leases made to customers ............................................................        (74,420)
 Principal collected on leases .......................................................         57,581
 Loan originations, net of principal collected .......................................     (1,147,154)
 Purchases of loans ..................................................................       (205,232)
 Net cash acquired in transactions accounted for under the purchase method ...........         95,205
 Purchases and originations of mortgage servicing rights .............................        (39,093)
 Proceeds from disposals of premises and equipment ...................................         14,512
 Purchases of premises and equipment .................................................       (146,970)
 Proceeds from sales of foreclosed property ..........................................         15,917
 Proceeds from sales of other real estate held for development or sale ...............          9,611
 Other, net ..........................................................................          5,699
                                                                                        -------------
    Net cash used in investing activities ............................................     (1,722,199)
                                                                                        -------------
Cash Flows From Financing Activities:
 Net increase (decrease) in deposits .................................................        317,024
 Net (decrease) increase in short-term borrowed funds ................................        388,268
 Proceeds from long-term debt ........................................................      5,598,914
 Repayments of long-term debt ........................................................     (4,303,648)
 Net proceeds from common stock issued ...............................................         22,583
 Redemption of common stock ..........................................................       (321,224)
 Preferred stock cancellations and conversions .......................................             --
 Cash dividends paid on common and preferred stock ...................................       (155,688)
                                                                                        -------------
    Net cash provided by financing activities ........................................      1,546,229
                                                                                        -------------
Net (Decrease) Increase in Cash and Cash Equivalents .................................         93,657
Cash and Cash Equivalents at Beginning of Year .......................................        938,624
                                                                                        -------------
Cash and Cash Equivalents at End of Year .............................................  $   1,032,281
                                                                                        =============
Supplemental Disclosure of Cash Flow Information:
 Cash paid during the year for:
  Interest ...........................................................................  $   1,043,047
  Income taxes .......................................................................        137,195
 Noncash financing and investing activities:
  Transfer of securities from held to maturity to available for sale .................             --
  Transfer of securities from available for sale to held to maturity .................             --
  Transfer of loans to foreclosed property ...........................................         17,136
  Transfer of fixed assets to other real estate owned ................................         13,761
  Common stock issued upon conversion of debentures ..................................             --
  Restricted stock issued ............................................................             74
  Securitization of mortgage loans ...................................................             --
                                                                                        =============



                                                                                             1996            1995
                                                                                       --------------- ---------------
Cash Flows From Operating Activities:
 Net income ..........................................................................  $     338,789   $     236,416
 Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for loan and lease losses ...............................................         62,246          42,378
   Depreciation of premises and equipment ............................................         45,601          42,363
   Amortization of intangibles and mortgage servicing rights .........................         15,218          11,902
   Accretion of negative goodwill ....................................................         (6,238)         (6,239)
   Amortization of unearned stock compensation .......................................          2,450           3,128
   Discount accretion and premium amortization on securities, net ....................          6,502         (26,156)
   Net increase in trading account securities ........................................             --              --
   Loss (gain) on sales of securities, net ...........................................         (3,179)         19,472
   Loss (gain) on sales of loans and mortgage loan servicing rights, net .............         (9,061)          1,477
   Loss (gain) on disposals of premises and equipment, net ...........................            331           3,971
   Proceeds from sales of loans held for sale ........................................      1,349,010         799,757
   Purchases of loans held for sale ..................................................       (429,523)       (311,059)
   Origination of loans held for sale, net of principal collected ....................       (880,376)       (611,127)
   Decrease (increase) in:
    Accrued interest receivable ......................................................         19,864         (27,162)
    Other assets .....................................................................       (110,441)         14,388
   Increase (decrease) in:
    Accrued interest payable .........................................................          5,567          15,012
    Accounts payable and other liabilities ...........................................         (9,888)         89,676
   Other, net ........................................................................          4,122           2,581
                                                                                        -------------   -------------
    Net cash provided by operating activities ........................................        400,994         300,778
                                                                                        -------------   -------------
Cash Flows From Investing Activities:
 Proceeds from sales of securities available for sale ................................        605,792       1,357,277
 Proceeds from maturities of securities available for sale ...........................      2,709,491       1,711,859
 Purchases of securities available for sale ..........................................     (2,518,919)     (3,343,379)
 Proceeds from sales of securities held to maturity ..................................             --           3,810
 Proceeds from maturities of securities held to maturity .............................        179,423         396,804
 Purchases of securities held to maturity ............................................       (301,392)       (266,230)
 Leases made to customers ............................................................        (72,390)        (18,091)
 Principal collected on leases .......................................................         48,222          14,620
 Loan originations, net of principal collected .......................................     (1,711,909)       (764,684)
 Purchases of loans ..................................................................       (232,236)       (189,997)
 Net cash acquired in transactions accounted for under the purchase method ...........         (4,187)             --
 Purchases and originations of mortgage servicing rights .............................        (26,356)        (18,082)
 Proceeds from disposals of premises and equipment ...................................          8,769          18,260
 Purchases of premises and equipment .................................................        (70,161)        (62,581)
 Proceeds from sales of foreclosed property ..........................................         16,156          14,213
 Proceeds from sales of other real estate held for development or sale ...............          8,961           2,241
 Other, net ..........................................................................         (3,818)         (7,000)
                                                                                        -------------   -------------
    Net cash used in investing activities ............................................     (1,364,554)     (1,150,960)
                                                                                        -------------   -------------
Cash Flows From Financing Activities:
 Net increase (decrease) in deposits .................................................        740,026         892,888
 Net (decrease) increase in short-term borrowed funds ................................       (144,341)       (357,845)
 Proceeds from long-term debt ........................................................      1,586,766       2,945,754
 Repayments of long-term debt ........................................................       (919,661)     (2,471,904)
 Net proceeds from common stock issued ...............................................         49,736          49,226
 Redemption of common stock ..........................................................       (225,565)        (47,311)
 Preferred stock cancellations and conversions .......................................             --          (2,371)
 Cash dividends paid on common and preferred stock ...................................       (127,771)       (112,669)
                                                                                        -------------   -------------
    Net cash provided by financing activities ........................................        959,190         895,768
                                                                                        -------------   -------------
Net (Decrease) Increase in Cash and Cash Equivalents .................................         (4,370)         45,586
Cash and Cash Equivalents at Beginning of Year .......................................        942,994         897,408
                                                                                        -------------   -------------
Cash and Cash Equivalents at End of Year .............................................  $     938,624   $     942,994
                                                                                        =============   =============
Supplemental Disclosure of Cash Flow Information:
 Cash paid during the year for:
  Interest ...........................................................................  $     956,827   $     964,051
  Income taxes .......................................................................        163,947         147,465
 Noncash financing and investing activities:
  Transfer of securities from held to maturity to available for sale .................         36,646       1,763,513
  Transfer of securities from available for sale to held to maturity .................            240              --
  Transfer of loans to foreclosed property ...........................................         25,119          11,785
  Transfer of fixed assets to other real estate owned ................................         10,466          21,846
  Common stock issued upon conversion of debentures ..................................             --           4,896
  Restricted stock issued ............................................................             88              --
  Securitization of mortgage loans ...................................................        817,268         354,882
                                                                                        =============   =============

The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


             For the Years Ended December 31, 1997, 1996 and 1995


     BB&T Corporation ("BB&T" or "Parent Company"), formerly Southern National Corporation, is a multi-bank holding company organized under the laws of North Carolina and registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. BB&T changed its corporate name from Southern National Corporation effective at the close of business on May 16, 1997. Branch Banking and Trust Company ("BB&T-NC"), Branch Banking and Trust Company of South Carolina ("BB&T-SC"), Branch Banking and Trust Company of Virginia ("BB&T-VA"), Fidelity Federal Savings Bank ("Fidelity"), Virginia First Savings Bank ("Virginia First") and Life Savings Bank, FSB ("Life") (collectively, the "Banks"), Regional Acceptance Corporation ("Regional Acceptance") and Craigie Incorporated ("Craigie") comprise the principal subsidiaries.

     The accounting and reporting policies of BB&T Corporation and Subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.


NOTE A. Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements of BB&T include the accounts of the Parent Company and its subsidiaries. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in material transactions accounted for as poolings of interests (See Note B). Results of operations of companies acquired in transactions accounted for as purchases are included from the dates of acquisition.

     Certain amounts for prior years have been reclassified to conform with statement presentations for 1997. The reclassifications have no effect on either shareholders' equity or net income as previously reported.


     Nature of Operations

     BB&T is a multi-bank holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations in North Carolina, South Carolina and Virginia primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's subsidiaries provide a full range of traditional commercial banking services and additional services including investment brokerage, trust services, agency insurance, credit-related insurance and leasing. Substantially all of BB&T's loans are to businesses and individuals in the Carolinas and Virginia.


     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


     Cash and Cash Equivalents

     Cash and cash equivalents include cash and due from banks, interest-bearing bank balances, Federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.


     Securities

     BB&T classifies investment securities in one of three categories: held to maturity, available for sale and trading. Debt securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity, if any, are determined by specific identification and are included in noninterest income.

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Securities, which may be used to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income tax. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

     Trading account securities are selected according to fundamental and technical analyses that identify potential market movements. Trading account securities are positioned to take advantage of such movements and are reported at fair value. Market adjustments, fees and gains or losses earned on trading account securities are included in noninterest income. Interest income on trading account securities is included in other interest income. Gains or losses realized from the sale of trading securities are determined by specific identification.

     During 1996, BB&T transferred securities with an amortized cost of $36.6 million from the held-to-maturity portfolio to the available-for-sale portfolio. These securities were previously classified as held-to-maturity by entities acquired under the pooling-of-interests method of accounting. BB&T transferred these amounts pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities,"to conform the combined investment portfolio to BB&T's existing interest rate risk position.

     During the fourth quarter of 1995, BB&T transferred $1.8 billion of securities which were previously classified as held to maturity under SFAS No. 115 to the available-for-sale category. The Financial Accounting Standards Board ("FASB") provided enterprises the opportunity to make a one-time reassessment of the classification of all investment securities held at that time, such that the reclassification of any security from the held-to-maturity category would not call into question the enterprise's intent to hold other debt securities to maturity in the future. Management anticipates that this classification will allow more flexibility in the day-to-day management of the overall portfolio than the prior classifications.


     Loans Held for Sale

     Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Any resulting deferred premium or discount is amortized, as an adjustment of servicing income, over the estimated lives of the loans using the level-yield method.


     Loans and Lease Receivables

     Loans receivable that management has the intent and ability to hold for the foreseeable future or are reported at their outstanding principal balances adjusted for any deferred fees or costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees, including commitment fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate level-yield, with adjustments for prepayments as they occur. If the loan commitment expires unexercised, the income is recognized upon expiration of the commitment. Discounts and premiums are amortized to interest income over the estimated life of the loans using methods which approximate level-yield.

     Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property. Lease receivables are stated at the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

     As of January 1, 1995, BB&T adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. A loan is impaired when, based on current information and events, it is probable that BB&T will be unable to collect all amounts due according to the contractual terms of the loan

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS agreement. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. BB&T had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995.

     BB&T's policy is to disclose as impaired loans all commercial loans, greater than $250,000, that are on nonaccrual status. Substantially all other loans made by BB&T are excluded from the scope of SFAS No. 114 as they are large groups of smaller balance homogeneous loans (residential mortgage and consumer installment) that are collectively evaluated for impairment.


     Allowance for Loan and Lease Losses

     The provision for loan and lease losses is the estimated amount required to maintain the allowance for loan and lease losses at a level adequate to cover estimated incurred losses related to loans and leases currently outstanding. The primary factors considered in determining the allowance are the distribution of loans by risk class, the amount of the allowance specifically allocated to nonperforming loans and other problem loans, prior years' loan loss experience, economic conditions in BB&T's market areas and the growth of the credit portfolio. While management uses the best information available in establishing the allowance for losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or if required by regulators based upon information available to them at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.


     Nonperforming Assets

     Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults.

     Commercial and unsecured consumer loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Mortgage loans and most other consumer loans past due 90 days or more may remain on accrual status if management determines that concern over the collectability of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance when concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectability of principal or interest.

     Assets acquired as a result of foreclosure are valued at the lower of cost or fair value, and carried thereafter at the lower of cost or fair value less estimated costs to sell the asset. Cost is the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less costs to sell, is adjusted with a charge to income. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.


     Premises and Equipment

     Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is lesser. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.


     Income Taxes

     BB&T and its subsidiaries file a consolidated Federal income tax return. Each subsidiary pays its calculated portion of Federal income taxes to BB&T, or receives payment from BB&T to the extent that tax benefits are realized. Deferred income

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS taxes have been provided where different accounting methods have been used for reporting for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences of the differences arising from their carrying values and respective tax bases. In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with effects included in the income tax provision.

     Institutions acquired during the current fiscal year file separate federal income tax returns for the periods prior to consummation of the acquisitions.


     Derivatives and Off-Balance Sheet Instruments

     BB&T utilizes a variety of derivative financial instruments to manage various financial risks. These instruments include financial forward and futures contracts, options written and purchased, interest rate caps and floors and interest rate swaps. Management accounts for these financial instruments as hedges when the following conditions are met: (1) the specific assets, liabilities, firm commitments or anticipated transactions (or an identifiable group of essentially similar items) to be hedged expose BB&T to interest rate risk or price risk; (2) the financial instrument reduces that exposure; (3) the financial instrument is designated as a hedge at inception; and (4) at the inception of the hedge and throughout the hedge period, there is a high correlation of changes in the fair value or the net interest income associated with the financial instrument and the hedged items.

     The net interest payable or receivable on interest rate swaps, caps and floors that are designated as hedges is accrued and recognized as an adjustment to the interest income or expense of the related asset or liability. For interest rate forwards, futures and options qualifying as a hedge, gains and losses are deferred and are recognized in income as an adjustment of yield. Gains and losses from early terminations of derivatives are deferred and amortized as yield adjustments over the shorter of the remaining term of the hedged asset or liability or the remaining term of the derivative instrument. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any gains or losses are recognized in income. Derivative financial instruments that fail to qualify as a hedge are carried at fair value with gains and losses recognized in current earnings.

     BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale securities portfolio in order to enhance returns. Fees received are deferred and recognized in noninterest income upon exercise or expiration. Written options are carried at estimated fair value. Unrealized and realized gains and losses on written call options are included with securities gains and losses.

     BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and pipeline against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. Net unrealized gains and losses on purchased put options and net purchased put options are carried with loans held for sale at the lower of cost or market on an aggregate basis. Realized gains and losses on purchased put options and net purchased put options are included in mortgage banking income.


     Per Share Data

     Effective December 31, 1997, BB&T adopted the provisions of SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") and simplifies the standards for computation previously found in Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share," making them more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS (which replaces the former fully diluted EPS) for all entities with complex capital structures. The EPS information reported herein reflects the implementation of SFAS No. 128. Prior periods have been restated to include the provisions of the statement.

     Basic net income per common share has been computed by dividing net income applicable to common shares by the weighted average number of shares of common stock outstanding during the years presented.

                       BB&T CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt in prior years, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the years. Restricted stock grants are considered as issued for purposes of calculating net income per share.

     Weighted average numbers of shares were as follows:



                        1997          1996         1995
                   ------------- ------------- ------------
Basic ............ 141,062,260   141,549,598   141,829,072
Diluted .......... 143,798,238   144,560,965   147,871,049

     Intangible Assets

     BB&T's intangible assets consist of the cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid on acquisitions of deposits (core deposit intangibles) and other identifiable intangible assets. Such assets are included in other assets in the "Consolidated Balance Sheets." Intangible assets are being amortized on straight-line or accelerated bases over periods ranging from 5 to 25 years. At December 31, 1997, BB&T had $206.0 million recorded as goodwill and $6.8 million as core deposit and other intangibles, net of amortization. Negative goodwill is created when the fair value of the net assets purchased exceeds the purchase price. Such balances are included in other liabilities in the "Consolidated Balance Sheets" and are being amortized over periods ranging from 10 to 15 years. At December 31, 1997, BB&T had negative goodwill totaling $33.0 million, net of amortization.


     Mortgage Servicing Rights

     Amounts paid to acquire the right to service certain mortgage loans are capitalized and amortized over the estimated lives of the loans to which they relate. In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." This statement was superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which BB&T adopted on January 1, 1997. SFAS No. 122, as superseded by SFAS No. 125, requires that mortgage banking enterprises recognize, as separate assets, rights to service mortgage loans for others, however those servicing rights are obtained. The statement further requires mortgage banking enterprises to assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights. BB&T elected, in the third quarter of 1995, to adopt this statement effective as of January 1, 1995. The impact of the adoption of this statement resulted in additional mortgage banking income of $7.6 million, before taxes, or $.03 per diluted share, after taxes, during 1995. SFAS No. 125 prohibits retroactive application to prior years. At December 31, 1997, BB&T had capitalized mortgage servicing rights totaling $68.8 million.


     Changes in Accounting Principles and Effects of New Accounting
Pronouncements

     During 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement establishes accounting standards for long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and to be disposed of. The statement requires such assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any resulting impairment loss is required to be reported in the period in which the recognition criteria are first applied and met. BB&T adopted the provisions of the statement on January 1, 1996. The implementation did not have a material impact on the consolidated financial position or consolidated results of operations.

     In October of 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages the adoption of that method of accounting. However, the statement also allows entities to continue to account for such plans under Accounting Principles Board Opinion No. 25. Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in the statement had been applied. BB&T adopted the statement effective January 1, 1996 and elected to continue to account for stock-based compensation plans under the provisions of Opinion No. 25. Therefore, the implementation of the statement did not have an impact

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS on BB&T's consolidated financial position or consolidated results of operations. The required pro forma disclosures relating to SFAS No. 123 are presented in Note J.

     In June of 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for such transactions based on consistent application of a financial components approach. This approach recognizes the financial and servicing assets an entity controls and the liabilities it has incurred, as well as derecognizes financial assets when control has been surrendered and liabilities when they are extinguished. The statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." This statement allows the implementation of certain provisions of SFAS No. 125 to be deferred for one year. BB&T adopted SFAS No. 125, as amended by SFAS No. 127, effective January 1, 1997. The adoption of these statements did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

     In February of 1997, the FASB issued SFAS No. 128, "Earnings Per Share," as discussed above. The statement was effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. Accordingly, BB&T adopted the provisions of the statement effective December 31, 1997, including retroactive restatement of prior periods. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

     In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure by continuing and amending existing standards. The statement is effective for financial statements for periods ending after December 15, 1997. Management has determined that BB&T is currently in compliance with the disclosure requirements of SFAS No. 129, and, therefore, the implementation of the statement did not affect the capital structure disclosures made by BB&T.

     In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Comprehensive income is net income plus other comprehensive income, or the change in equity (net assets) of a company during a period from transactions and other events. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. Management does not believe that the implementation of the statement will have a material impact on the consolidated financial position or consolidated results of operations of BB&T, but will require additional disclosures to be made. Currently, BB&T's only item that is considered to qualify as other comprehensive income is unrealized gains and losses on available-for-sale securities, net of reclassification adjustments and taxes. At December 31, 1997, this balance totaled $48.9 million.

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for periods beginning after December 15, 1997, and requires restatement of all prior periods presented. Management does not believe that the implementation of the statement will have a material impact on the consolidated financial position or consolidated results of operations of BB&T, but will require substantial additional disclosures to be made.

     In March of 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which revises the disclosure requirements for pensions and other postretirement benefit plans. SFAS No. 132 is effective for periods ending after December 15, 1997, and requires restatement of all prior periods presented. Management does not believe that the implementation of the statement will have a material impact on the consolidated financial position or consolidated results of operations of BB&T, but will require additional disclosures to be made.

                       BB&T CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Supplemental Disclosures of Cash Flow Information

     As referenced in the "Consolidated Statements of Cash Flows," BB&T acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:



                                                              1997         1996      1995
                                                         ------------- ------------ -----
                                                              (Dollars in thousands)
      Fair value of net assets acquired ................  $  129,719    $   4,994    $--
      Purchase price ...................................    (276,483)     (31,056)    --
                                                          ----------    ---------    ---
      Excess of purchase price over net assets acquired   $ (146,764)   $ (26,062)   $--
                                                          ==========    =========    ===

     During the first quarter of 1996, BB&T redeemed all outstanding shares of Convertible Preferred Stock. This transaction, a noncash financing activity, resulted in the conversion of 733,869 shares of preferred stock into 4,334,692 shares of common stock.


     Income and Expense Recognition

     Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts.


NOTE B. Acquisitions and Mergers

     Completed Mergers and Acquisitions

     On June 30, 1996, BB&T completed the purchase of certain fixed assets and expiration rights from the James R. Lingle Agency of Florence, South Carolina. In conjunction with the purchase, BB&T recorded expiration rights totaling $1.7 million which are being amortized using the straight-line method over 15 years.


     On August 28, 1996, BB&T became a majority shareholder of AutoBase Information Systems, Inc., ("AutoBase") through the purchase of 51% of AutoBase's outstanding common stock. In conjunction with this investment, BB&T recorded $1.2 million in goodwill which is being amortized using the straight-line method over 15 years.

     During November 1996, BB&T completed the acquisitions of three insurance agencies in South Carolina. On November 7, 1996, BB&T completed the acquisition of the William Goldsmith Agency Inc. ("Goldsmith") of Greenville, South Carolina through the issuance of 70,207 shares of common stock. On November 13, 1996, BB&T completed the acquisition of the C. Dan Joyner Insurance Agency ("Joyner") based in Greenville, South Carolina through the issuance of 48,120 shares of common stock. Boyle-Vaughan Associates, Inc. ("Boyle-Vaughan") based in Columbia, South Carolina, was acquired on November 22, 1996 through the issuance of 492,063 shares of common stock. In conjunction with the purchase of these agencies, BB&T recorded $17.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

     On January 31, 1996, BB&T completed its acquisition of Seaboard Bancorp, Inc. ("Seaboard Bancorp") of Virginia Beach, Virginia, in a transaction accounted for as a purchase. The acquisition was accomplished through the payment of $8.8 million in cash. In conjunction with the purchase, BB&T recorded $5.2 million in goodwill, which is being amortized using the straight-line method over 15 years.

     On March 1, 1997, BB&T completed its acquisition of Fidelity Financial Bankshares Corporation ("Fidelity") of Richmond, Virginia, in a transaction accounted for as a purchase. BB&T issued 1.6 million shares for all of the shares of Fidelity's common stock outstanding. In conjunction with the acquisition, BB&T recorded $37.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

     On May 20, 1997, BB&T completed its acquisition of Phillips Factors Corporation ("Phillips") and its subsidiaries, Phillips Financial Corporation and Phillips Acceptance Corporation, all of High Point, North Carolina. Phillips purchases and manages receivables in the temporary staffing industry nationwide. It also provides payroll processing services to that industry. Phillips also buys and manages account receivables primarily in the furniture, textiles and home furnishings-related industries. The acquisition of Phillips was accounted for as a purchase. In conjunction with the acquisition, BB&T recorded $11.1 million of goodwill which is being amortized using the straight-line method over 15 years.

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     On July 31, 1997, BB&T completed its acquisition of Refloat, Inc. of Mount Airy, North Carolina, and its principal subsidiary, Sheffield Financial Corp. (collectively, "Refloat"), a financial company that specializes in loans to small commercial lawn care businesses across the country. The acquisition, which was completed through the issuance of 375,000 shares of common stock, was accounted for as a purchase. In conjunction with the acquisition of Refloat, BB&T recorded $3.0 million of goodwill which is being amortized using the straight-line method over 15 years.

     On October 1, 1997, BB&T completed its acquisition of Craigie Incorporated ("Craigie"), an investment banking firm located in Richmond, Virginia. Craigie specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Craigie also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The acquisition, which was accounted for as a purchase, was accomplished through the issuance of approximately 463,000 shares of BB&T's common stock. In conjunction with the acquisition, BB&T recorded $6.8 million of goodwill, which is being amortized using the straight-line method over a period of 25 years.

     On December 1, 1997, BB&T completed its acquisition of Virginia First Financial Corporation of Petersburg, Virginia ("Virginia First"), a financial institution with $822.9 million in assets at the time of purchase. The merger, which was accounted for under the purchase method of accounting, was consummated through the issuance of 1.9 million shares of BB&T's common stock and the payment of $44.8 million. In conjunction with the acquisition, BB&T recorded $89.5 million in goodwill, which is being amortized using the straight-line method over a period of 15 years.

     The above-discussed acquisitions were accounted for under the purchase method of accounting, and, therefore, the financial information contained herein includes data relevant to the acquirees since the date of acquisition. The pro forma effects of the material 1997 purchase transactions, as if they had been acquired as of the beginning of the years presented, are presented in the accompanying table:



                                      For the Years Ended
                                -------------------------------
                                      1997            1996
                                --------------- ---------------
                                    (Dollars in thousands,
                                    except per share data)
       Total revenues .........   $ 1,536,925     $ 1,436,786
                                  ===========     ===========
       Net income .............   $   354,437     $   337,026
                                  ===========     ===========
       Basic EPS ..............   $      2.51     $      2.38
                                  ===========     ===========
       Diluted EPS ............   $      2.46     $      2.33
                                  ===========     ===========

     On February 28, 1995, BB&T (formerly Southern National Corporation) and BB&T Financial Corporation completed a merger accounted for as a pooling of interests. BB&T Financial Corporation's shareholders received 57.9 million shares of the common stock of the resulting company for all of the shares of BB&T Financial Corporation stock held. On January 10, 1995, BB&T acquired Commerce Bank (subsequently, BB&T-VA) through the issuance of 5.2 million shares of BB&T common stock for all of the outstanding stock of Commerce Bank.

     On April 28, 1995, BB&T issued 75,273 shares of common stock to complete an acquisition of United Agencies, Inc., a general insurance agency located in Wilmington, North Carolina. The transaction was accounted for under the pooling-of-interests method of accounting.

     Effective January 25, 1996, BB&T consummated a merger with Seaboard Savings Bank, Inc. ("Seaboard"), headquartered in Plymouth, North Carolina. BB&T issued 475,158 shares of common stock for all of the outstanding shares of Seaboard common stock. The transaction was accounted for as a pooling of interests.

     Effective March 29, 1996, BB&T consummated a merger with Triad Bank ("Triad") headquartered in Greensboro, North Carolina. BB&T issued 1.8 million shares of common stock for all of the outstanding shares of Triad common stock. The transaction was accounted for as a pooling of interests.

     On August 30, 1996, BB&T issued 42,135 shares of common stock to complete an acquisition of Tomlinson Insurers, Inc., a general insurance agency in Fayetteville, North Carolina. The transaction was accounted for under the pooling-of-interests method of accounting.

                       BB&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     On September 1, 1996, BB&T completed a merger with Regional Acceptance Corporation of Greenville, N.C. ("Regional Acceptance") in a transaction accounted for as a pooling of interests. BB&T issued 5.85 million shares in exchange for all of the outstanding stock of Regional Acceptance.

     On July 1, 1997, BB&T merged with United Carolina Bancshares Corporation ("UCB") of Whiteville, North Carolina, in a stock transaction accounted for as a pooling of interests. UCB shareholders received 27.7 million shares of BB&T common stock in exchange for all of the shares of UCB common stock outstanding.


     On March 1, 1998, BB&T completed its merger with Life Bancorp, Inc. ("Life") of Norfolk, Virginia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, BB&T issued 5.8 million shares of common stock in exchange for all of the outstanding shares of Life common stock.

     The following presentation reflects key line items on an historical basis for BB&T and Life and on a restated basis assuming the merger was effective as of and for the periods presented.



                                      Historical Basis
                                -----------------------------       BB&T
                                      BB&T           Life         restated*
                                --------------- ------------- ----------------
                                (Dollars in thousands, except per share data)
 1997
-----
 Net interest income ..........   $ 1,099,525    $   37,468     $  1,136,993
 Net income ...................       359,942        (5,492)         354,450
 Net earnings per share
   Basic ......................           2.65        (0.60)             2.51
   Diluted ....................           2.60        (0.57)             2.46
 Assets .......................    29,177,600     1,465,199       30,642,799
 Deposits .....................    20,210,116       738,061       20,948,177
 Shareholders' equity .........     2,237,637       162,190        2,399,827

 1996
-----
 Net interest income ..........   $ 1,007,700    $   34,204     $  1,041,904
 Net income ...................       330,175         8,614          338,789
 Net earnings per share
   Basic ......................          2.42           .90             2.39
   Diluted ....................          2.38           .89             2.34
 Assets .......................    25,707,646     1,419,762       27,127,408
 Deposits .....................    19,003,340       732,322       19,735,662
 Shareholders' equity .........     2,071,567       150,938        2,222,505

---------
* Balances reflect adjustments necessary to combine BB&T and Life accounts.


     Pending Mergers and Acquisitions

     On December 16, 1997, BB&T announced plans to acquire Franklin Bancorporation Inc. ("Franklin") of Washington, D.C. in a stock transaction to be accounted for under the pooling-of-interests method of accounting. Franklin shareholders will receive between .35 and .3743 shares of BB&T common stock in exchange for each share of Franklin stock held.

     On February 25, 1998, BB&T announced plans to acquire Maryland Federal Bancorp, Inc. ("Maryland Federal") of Hyattsville, Maryland in a stock transaction to be accounted for as a purchase. Maryland Federal shareholders will receive no less than .5975 and no greater than .6102 shares of BB&T common stock in exchange for each share of Maryland Federal stock held.

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE C. Securities

     The amortized costs and estimated fair values of securities held to maturity and available for sale were as follows:



                                                      December 31, 1997
                                        ----------------------------------------------
                                                       Gross Unrealized    Estimated
                                          Amortized   ------------------      Fair
                                             Cost       Gains    Losses      Value
                                        ------------- --------- -------- -------------
                                                    (Dollars in thousands)
 Securities held to maturity:
  U.S. Treasury, government
    and agency obligations ............ $   14,952    $    --   $   30   $   14,922
  States and political
    subdivisions ......................    132,847      3,884       72      136,659
  Mortgage-backed securities ..........         --         --       --           --
                                        ----------    -------   ------   ----------
  Total securities held to
    maturity ..........................    147,799      3,884      102      151,581
                                        ----------    -------   ------   ----------
 Securities available for sale:
  U.S. Treasury, government
    and agency obligations ............  4,315,512     32,521    5,382    4,342,651
  States and political
    subdivisions ......................     36,785        387       31       37,141
  Mortgage-backed securities ..........  2,354,343     43,513    3,078    2,394,778
  Equity and other securities .........    412,047     12,583        2      424,628
                                        ----------    -------   ------   ----------
  Total securities available
    for sale ..........................  7,118,687     89,004    8,493    7,199,198
                                        ----------    -------   ------   ----------
  Total securities .................... $7,266,486    $92,888   $8,595   $7,350,779
                                        ==========    =======   ======   ==========



                                                       December 31, 1996
                                        -----------------------------------------------
                                                        Gross Unrealized     Estimated
                                          Amortized   --------------------     Fair
                                             Cost       Gains     Losses       Value
                                        ------------- --------- ---------- ------------
                                                    (Dollars in thousands)
 Securities held to maturity:
  U.S. Treasury, government
    and agency obligations ............ $    6,283    $    --   $     4    $    6,279
  States and political
    subdivisions ......................    164,525      5,121       181       169,465
  Mortgage-backed securities ..........    140,974      1,247       952       141,269
                                        ----------    -------   -------    ----------
  Total securities held to
    maturity ..........................    311,782      6,368     1,137       317,013
                                        ----------    -------   -------    ----------
 Securities available for sale:
  U.S. Treasury, government
    and agency obligations ............  3,980,355     17,405    12,979     3,984,781
  States and political
    subdivisions ......................     23,985        168       176        23,977
  Mortgage-backed securities ..........  2,297,120     35,596    16,605     2,316,111
  Equity and other securities .........    298,266          2         2       298,266
                                        ----------    -------   -------    ----------
  Total securities available
    for sale ..........................  6,599,726     53,171    29,762     6,623,135
                                        ----------    -------   -------    ----------
  Total securities .................... $6,911,508    $59,539   $30,899    $6,940,148
                                        ==========    =======   =======    ==========

     Securities with a book value of approximately $3.7 billion and $3.1 billion at December 31, 1997 and 1996, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.

     At December 31, 1997 and 1996, there was no concentration of investments in obligations of states and political subdivisions that were secured by or payable from the same taxing authority or revenue source and that exceeded ten percent of shareholders' equity. Trading securities totaling $67.9 million are excluded from the accompanying tables. These securities are reported at fair value with net unrealized gains of $.7 million included in earnings during 1997.

     Proceeds from sales of securities during 1997, 1996 and 1995 were $1.6 billion, $605.8 million and $1.4 billion, respectively. Gross gains of $6.8 million, $5.5 million and $3.6 million and gross losses of $3.6 million, $2.3 million and $23.1 million were realized on those sales in 1997, 1996 and 1995, respectively.

     The amortized cost and estimated fair value of the securities portfolio at December 31, 1997, by contractual maturity, are shown in the accompanying table. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted average contractual maturities of underlying collateral.

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                                                             December 31, 1997
                                             --------------------------------------------------
                                                Held to Maturity         Available for Sale
                                             ----------------------- --------------------------
                                                          Estimated                  Estimated
                                              Amortized      Fair      Amortized       Fair
                                                 Cost       Value         Cost         Value
                                             ----------- ----------- ------------- ------------
                                                           (Dollars in thousands)
Debt Securities
Due in one year or less ....................  $ 38,677    $ 38,737    $  755,903    $  766,585
Due after one year through five years ......    95,435      98,367     3,581,101     3,596,117
Due after five years through ten years .....    11,494      12,077       403,548       405,010
Due after ten years ........................     2,193       2,400     1,987,013     2,027,799
                                              --------    --------    ----------    ----------
  Total debt securities ....................  $147,799    $151,581    $6,727,565    $6,795,511
                                              ========    ========    ==========    ==========

NOTE D. Loans and Leases

     Loans and leases were composed of the following:



                                                                        December 31,
                                                                 ---------------------------
                                                                      1997          1996
                                                                 ------------- -------------
                                                                   (Dollars in thousands)
         Loans:
          Commercial, financial and agricultural ...............  $ 3,012,613   $ 2,715,363
          Real estate -- construction and land development .....    2,154,094     1,552,561
          Real estate -- mortgage ..............................   11,956,390    10,641,833
          Consumer .............................................    2,745,706     2,827,214
                                                                  -----------   -----------
            Loans held for investment ..........................   19,868,803    17,736,971
                                                                  -----------   -----------
         Leases ................................................      788,462       576,991
                                                                  -----------   -----------
    Total loans and leases .....................................   20,657,265    18,313,962
    Less: unearned income ......................................      232,977       163,677
                                                                  -----------   -----------
    Loans and leases, net of unearned income ...................  $20,424,288   $18,150,285
                                                                  ===========   ===========

     The net investment in direct financing leases was $616.3 million and $470.5 million at December 31, 1997 and 1996, respectively. BB&T had loans held for sale at December 31, 1997 and 1996 totaling $509.1 million and $228.3 million, respectively.

     BB&T's only significant concentration of credit at December 31, 1997 occurred in loans secured by real estate, which totaled $14.6 billion. However, this amount was not concentrated in any specific market or geographic area other than the Banks' primary markets.

     The following table sets forth certain information regarding BB&T's impaired loans as defined under SFAS No. 114.



                                                                          December 31,
                                                                      ---------------------
                                                                         1997       1996
                                                                      ---------- ----------
                                                                      (Dollars in thousands)
        Total recorded investment -- impaired loans .................  $31,423    $27,501
                                                                       -------    -------
        Total recorded investment with related valuation allowance ..   31,423     26,423
        Valuation allowance assigned to impaired loans ..............    3,086      6,030
                                                                       -------    -------
          Net carrying value -- impaired loans ......................  $28,337    $20,393
                                                                       =======    =======
        Average balance of impaired loans ...........................  $23,296    $32,307
                                                                       =======    =======
        Cash basis interest income recognized on impaired loans .....  $   189    $   554
                                                                       =======    =======

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1997. All amounts shown represent loans made by BB&T's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons.



                                       (Dollars in thousands)
          Balance, December 31, 1996          $174,668
          Additions .................           32,421
          Repayments ................           33,587
                                              --------
          Balance, December 31, 1997          $173,502
                                              ========

NOTE E. Allowance for Loan and Lease Losses

     An analysis of the allowance for loan and lease losses is presented in the following table:



                                                 For the Years Ended December 31,
                                                -----------------------------------
                                                    1997        1996        1995
                                                ----------- ----------- -----------
                                                      (Dollars in thousands)
      Balance, January 1 ......................  $ 239,726   $ 223,490   $ 219,902
      Provision for losses charged to expense .     97,526      62,246      42,378
      Allowances of purchased companies .......     17,513       5,185          --
                                                 ---------   ---------   ---------
        Subtotal ..............................    354,765     290,921     262,280
                                                 ---------   ---------   ---------
      Total charge-offs .......................    (97,447)    (70,502)    (53,852)
      Recoveries ..............................     18,086      19,307      15,062
                                                 ---------   ---------   ---------
        Net charge-offs .......................    (79,361)    (51,195)    (38,790)
                                                 ---------   ---------   ---------
      Balance, December 31 ....................  $ 275,404   $ 239,726   $ 223,490
                                                 =========   =========   =========

     At December 31, 1997, 1996 and 1995, loans not currently accruing interest totaled $98.9 million, $64.7 million and $70.4 million, respectively. Loans 90 days or more past due and still accruing interest totaled $44.2 million, $41.7 million and $34.6 million, at December 31, 1997, 1996 and 1995, respectively. The gross interest income that would have been earned during 1997 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $7.1 million. Foreclosed property was $34.9 million, $29.1 million and $19.5 million at December 31, 1997, 1996 and 1995, respectively.


NOTE F. Premises and Equipment



                                                              December 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
                                                          (Dollars in thousands)
           Land and land improvements ...................  $ 74,617   $ 66,676
           Buildings and building improvements ..........   311,315    299,427
           Furniture and equipment ......................   340,877    282,524
           Capitalized leases on premises and equipment .     3,647      3,804
                                                           --------   --------
            Subtotal ....................................   730,614    652,431
           Less -- accumulated depreciation and amortization298,825    260,009
                                                           --------   --------
            Net premises and equipment ..................  $431,631   $392,422
                                                           ========   ========

     Depreciation expense, which is included in occupancy and equipment expense, was $58.1 million, $45.6 million and $42.4 million in 1997, 1996 and 1995, respectively.

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     BB&T has noncancellable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $44.9 million, $28.5 million and $33.1 million for 1997, 1996 and 1995, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1997 are as follows:



                                                                    Leases
                                                           ------------------------
                                                            Operating   Capitalized
                                                           ----------- ------------
                                                            (Dollars in thousands)
           Years ended December 31:
            1998 .........................................  $ 21,593      $  450
            1999 .........................................    20,663         450
            2000 .........................................    20,132         450
            2001 .........................................    19,184         450
            2002 .........................................    16,615         450
            2003 and years later .........................    82,359       4,547
                                                            --------      ------
           Total minimum lease payments ..................  $180,546       6,797
                                                            ========
           Less -- amount representing interest ..........                 3,506
                                                                          ------
           Present value of net minimum payments on capitalized
            leases (Note I) ..............................                $3,291
                                                                          ======

NOTE G. Loan Servicing

     The following is a summary of capitalized mortgage servicing rights, net of accumulated amortization and adjustments necessary to present the balances at the lower of cost or estimated fair value, which are included in the "Consolidated Balance Sheets":



                                       Capitalized Mortgage
                                         Servicing Rights
                                      -----------------------
                                          1997        1996
                                      ----------- -----------
                                      (Dollars in thousands)

           Balance, January 1, ......  $ 41,891    $ 21,948
  Amount capitalized ................    39,093      26,356
  Amortization expense ..............    (9,561)     (6,197)
  Change in valuation allowance .....    (2,643)       (216)
                                       --------    --------
           Balance, December 31, ....  $ 68,780    $ 41,891
                                       ========    ========

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Capitalized mortgage servicing rights are being amortized on a disaggregated loan basis using an accelerated method over the estimated life of the servicing income. The servicing rights portfolio is analyzed each quarter to identify possible impairment using a disaggregated discounted cash flow methodology that is stratified by predominant risk characteristics. These characteristics include stratification based on interest rates in intervals of 150 basis points, type of loan and maturity of loan. Following is an analysis of the aggregate changes in the valuation allowances for mortgage servicing rights in 1997 and 1996:



                                        Valuation Allowance
                                            for Mortgage
                                          Servicing Rights
                                      -----------------------
                                       (Dollars in thousands)
           Balance, January 1, 1996 .         $  499
           Additions ................          1,184
           Reductions ...............           (968)
                                              ------
           Balance, December 31, 1996            715
                                              ------
           Additions ................          3,257
           Reductions ...............           (614)
                                              ------
           Balance, December 31, 1997         $3,358
                                              ======

     Mortgage loans serviced for others are not included in the accompanying "Consolidated Balance Sheets." The unpaid principal balances of mortgage loans serviced for others were $8.2 billion and $7.7 billion at December 31, 1997 and 1996, respectively.


NOTE H. Short-Term Borrowed Funds



                                                                        December 31,
                                                                 ---------------------------
                                                                      1997          1996
                                                                 ------------- -------------
                                                                   (Dollars in thousands)
          Federal funds purchased ..............................  $  898,160    $  729,995
          Term Federal funds purchased .........................          --        50,000
          Securities sold under agreements to repurchase .......   1,258,513       939,315
          Master notes .........................................     638,325       566,225
          U.S. Treasury tax and loan deposit notes payable .....     105,851       101,681
          Short-term Federal Home Loan Bank advances ...........     155,810       150,000
          Short-term bank notes ................................     208,079            --
          Other short-term borrowed funds ......................      11,439         2,608
                                                                  ----------    ----------
           Total short-term borrowed funds .....................  $3,276,177    $2,539,824
                                                                  ==========    ==========

     Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Term Federal funds purchased are identical to Federal funds; however, maturities vary and are greater than one day. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of BB&T (variable rate commercial paper). Short-term Federal Home Loan Bank advances are typically unsecured and generally mature daily.

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE I. Long-Term Debt



                                                                                                 December 31,
                                                                                           -------------------------
                                                                                               1997         1996
                                                                                           ------------ ------------
                                                                                            (Dollars in thousands)
Capitalized leases, varying maturities to 2028 with rates from 8.11% to 12.65%. Balance
 represents the unamortized amounts due on leases of various facilities ..................  $    3,291   $    3,561
Medium-term bank notes, unsecured, varying maturities to 2001 with rates from
 5.69% to 6.20% ..........................................................................   1,024,833      424,794
Advances from Federal Home Loan Bank, varying maturities to 2017 with rates from
 1.00% to 8.95% ..........................................................................   2,038,500    1,637,682
Subordinated Notes, unsecured, dated May 21, 1996 and June 3, 1997, maturing May 23,
 2003 and June 15, 2007, with interest ratesof 7.05% and 7.25%, respectively.* ...........     495,589      248,019
CMO Bonds, secured by investments, dated 1985, callable July 1, 2001, with an interest
 rate of 11.25% ..........................................................................       8,112           --
Thrift Financing Corporation notes, secured by investments, dated 1985, due January 1,
 2016, with an interest rate of 11.61% ...................................................       4,261        5,227
Other mortgage indebtedness ..............................................................         931        1,695
                                                                                            ----------   ----------
 Total long-term debt ....................................................................  $3,575,517   $2,320,978
                                                                                            ==========   ==========

---------
* Subordinated notes qualify under the risk-based capital guidelines as Tier 2 supplementary capital.

     Excluding the capitalized leases set forth in Note F, future debt maturities total $3.6 billion and are $445.2 million, $1.2 billion, $321.2 million, $424.7 million, and $258.7 million for the next five years. The maturities for 2003 and later years are $972.1 million.


NOTE J. Shareholders' Equity

     The authorized capital stock of BB&T consists of 500,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1997, 141,763,220 shares of common stock and no shares of preferred stock were issued and outstanding.

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Stock Option Plans

     At December 31, 1997, BB&T had the following stock-based compensation plans: the 1994 and the 1995 Omnibus Stock Incentive Plans ("Omnibus Plans"), the Incentive Stock Option Plan ("ISOP"), the Non-Qualified Stock Option Plan ("NQSOP") and the Non-Employee Directors' Stock Option Plan ("Directors' Plan"), which are described below. BB&T accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123, BB&T's pro forma net income and pro forma earnings per share would have been as follows:



                                                   For the Years Ended December 31,
                                              -------------------------------------------
                                                   1997          1996           1995
                                              ------------- -------------- --------------
                                                (Dollars in thousands, except per share
                                                                 data)
      Net income applicable to common shares:
        As reported .........................   $ 354,450     $  338,179     $  231,337
        Pro Forma ...........................     346,260        335,138        230,401

      Basic EPS:
        As reported .........................         2.51           2.39           1.63
        Pro Forma ...........................         2.45           2.37           1.62

      Diluted EPS:
        As reported .........................         2.46           2.34           1.60
        Pro Forma ...........................         2.41           2.32           1.59

     The SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995; therefore, the weighted average fair value of options granted prior to that date has not been calculated. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively: dividend yield of 3.0% in 1997 and 3.5% in 1996 and 1995; expected volatility of 20% for all years; risk free interest rates of 6.2%, 6.4% and 5.7% for 1997, 1996 and 1995, respectively; and expected lives of 6.1 years, 6.5 years and 6.0 years for 1997, 1996 and 1995, respectively.

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     In April, 1994 and May, 1995, the shareholders approved the Omnibus Plans which cover the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. In April, 1996, the shareholders approved an amendment to the 1995 Omnibus Plan that increased the maximum number of shares issuable under the terms of the plan to 6,000,000 shares. The combined shares issuable under both Omnibus Plans is 10,000,000. The Omnibus Plans are intended to allow BB&T to recruit and retain employees with ability and initiative and to associate the employees' interests with those of BB&T and its shareholders. At December 31, 1997, 2,944,576 incentive stock options at prices ranging from $9.4828 to $40.3750 and 2,051,342 non-qualified stock options at prices ranging from $.01 to $38.99 were outstanding. The stock options generally vest over 3 years and have a 10 year term.

     The ISOP and the NQSOP were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of BB&T. The plans, which expire on December 19, 2000, further provide for up to 1,101,000 shares of common stock to be reserved for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1997, options to purchase 258,167 shares of common stock at prices ranging from $9.50 to $16.75 were outstanding pursuant to the NQSOP. At December 31,1997, options to purchase 94,174 shares of common stock at an exercise price of $19.777 were outstanding pursuant to the ISOP.

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The Directors' Plan is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of BB&T. The plan creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee for each calendar year and apply that percentage toward the grant of options to purchase BB&T common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of BB&T common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 400,000 shares of BB&T common stock. At December 31, 1997, options to purchase 368,613 shares of common stock at prices ranging from $12.7155 to $45.2047 were outstanding pursuant to the Directors' Plan.

     BB&T also has options outstanding from companies acquired in prior years. These options, which have not been included in the plans described above, totaled 244,281 as of December 31, 1997, with option prices ranging from $2.6667 to $23.7069.

     A summary of the status of the Company's stock option plans at December 31, 1997, 1996 and 1995 and changes during the years then ended is presented below:



                                                    1997                       1996                       1995
                                         --------------------------- ------------------------- --------------------------
                                                          Wtd. Avg.                 Wtd. Avg.                  Wtd. Avg.
                                                           Exercise                  Exercise                  Exercise
                                              Shares        Price        Shares       Price        Shares        Price
                                         --------------- ----------- ------------- ----------- ------------- ------------
  Outstanding at beginning of year .....     6,183,607    $   18.84    6,729,504    $   18.03    5,527,583    $   14.95
  Granted ..............................     1,035,814        37.38      120,176        25.30    1,853,300        25.24
  Exercised ............................    (1,189,703)       15.29     (615,452)       11.43     (608,181)       10.88
  Forfeited or Expired .................       (67,713)       27.42      (50,621)       15.82      (43,198)       19.24
                                            ----------    ---------    ---------    ---------    ---------    ---------
  Outstanding at end of year ...........     5,962,005    $   22.68    6,183,607    $   18.84    6,729,504    $   18.03
                                            ==========    =========    =========    =========    =========    =========
  Options exercisable at year-end ......     4,840,759    $   19.53    4,762,663    $   17.26    4,414,099    $   15.52

     The weighted average fair value of options granted was $9.33, $6.59 and $5.05 per option at December 31, 1997, 1996 and 1995, respectively.

     The following table summarizes information about the options outstanding at December 31, 1997:



                                     Options Outstanding                    Options Exercisable
                       -----------------------------------------------   --------------------------
                                           Weighted-
                                            Average         Weighted-                     Weighted-
                           Number          Remaining         Average         Number        Average
      Range of          Outstanding       Contractual        Exercise     Exercisable     Exercise
Exercise Prices         at 12/31/97           Life            Price       at 12/31/97       Price
--------------------   -------------   -----------------   -----------   -------------   ----------
$ 0.01                         998          5.0 yrs         $   0.01           998       $   0.01
$2.67 to $3.67              13,571               6.1            2.88        13,571           2.88
$4.92 to $7.03              23,343               3.1            6.36        23,343           6.36
$7.45 to $10.81            275,346               3.3            9.29       275,346           9.29
$11.72 to $17.50         1,518,899               3.9           14.50     1,518,899          14.50
$18.13 to $26.75         3,155,636               7.0           22.93     2,928,623          22.91
$27.88 to $40.38           959,639               9.1           38.97        79,979          33.46
$45.20                      14,573              10.0           45.20            --             --
                         ---------          --------        --------     ---------       --------
                         5,962,005          6.3 yrs         $  22.68     4,840,759       $  19.53
                         ---------          --------        --------     ---------       --------

     Shareholder Rights Plan

     On January 17, 1997, pursuant to the Rights Agreement approved by the Board of Directors, BB&T distributed to shareholders one preferred stock purchase right for each share of BB&T's common stock then outstanding. Subsequent to this date, all shares issued are accompanied by a stock purchase right. Initially, the rights, which expire in 10 years, are not exercisable and are not transferable apart from the common stock. The rights will become exercisable only if a person or

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


group acquires 20% or more of BB&T's common stock, or BB&T's Board of Directors determines, pursuant to the terms of the Rights Agreement, that any person or group that has acquired 10% or more of BB&T's common stock is an "Adverse Person." Each right would then enable the holder to purchase 1/100th of a share of a new series of BB&T preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the rights at $.01 per right under certain circumstances specified in the Rights Agreement.

     Under the terms of the Rights Agreement, if any person or group becomes the beneficial owner of 25% or more of BB&T's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each right will entitle its holder (other than the person triggering exercisability of the rights) to purchase, at the right's then-current exercise price, shares of BB&T's common stock having a value of twice the right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, BB&T is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, shares of common stock of such other person having a value of twice the right's exercise price.


Note K. Income Taxes

     The provision for income taxes was composed of the following:



                                              Years Ended December 31,
                                         -----------------------------------
                                             1997        1996        1995
                                         ----------- ----------- -----------
                                               (Dollars in thousands)
    Current expense:
      Federal ..........................  $ 191,239   $156,996    $ 129,648
      State ............................      9,084      4,777        6,794
                                          ---------   --------    ---------
       Subtotal ........................    200,323    161,773      136,442
    Deferred expense (benefit) .........    (14,236)     3,875      (18,198)
                                          ---------   --------    ---------
    Provision for income taxes .........  $ 186,087   $165,648    $ 118,244
                                          =========   ========    =========

     The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:



                                                                          Years Ended December 31,
                                                                   ---------------------------------------
                                                                       1997          1996          1995
                                                                   ------------  ------------  -----------
                                                                           (Dollars in thousands)
      Federal income taxes at statutory rates of 35% .............   $187,192      $176,453     $124,031
      Tax-exempt income from securities, loans and leases less
       related non-deductible interest expense ...................     (9,885)       (8,190)      (8,222)
      State income taxes, net of Federal tax benefit .............      4,931         3,520        3,640
      Other, net .................................................      3,849        (6,135)      (1,205)
                                                                     --------      --------     --------
      Provision for income taxes .................................   $186,087      $165,648     $118,244
                                                                     ========      ========     ========
      Effective income tax rate ..................................       34.4%         32.8%        33.3%
                                                                     ========      ========     ========

                       BB&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the Consolidated Balance Sheets were:



                                                                                December 31,
                                                                         --------------------------
                                                                              1997         1996
                                                                         ------------- ------------
                                                                           (Dollars in thousands)
      Deferred tax assets:
       Allowance for loan and lease losses .............................  $  106,331    $  90,669
       Deferred compensation ...........................................      28,033       18,410
       Postretirement benefits other than pensions .....................      16,850       18,488
       Expense accruals ................................................      16,115        2,861
       Other ...........................................................      27,045       21,477
                                                                          ----------    ---------
      Total tax deferred assets ........................................     194,374      151,905
                                                                          ----------    ---------
      Deferred tax liabilities:
       Depreciation ....................................................     (27,139)     (24,367)
       Net unrealized appreciation on securities available for sale ....     (31,593)      (9,702)
       Lease financing .................................................     (19,193)     (15,623)
       Pension plan contribution .......................................      (9,839)      (6,363)
       Loan servicing rights ...........................................      (9,745)      (4,048)
       Other ...........................................................     (24,897)     (22,275)
                                                                          ----------    ---------
      Total tax deferred liabilities ...................................    (122,406)     (82,378)
                                                                          ----------    ---------
      Net deferred tax asset ...........................................  $   71,968    $  69,527
                                                                          ==========    =========

     The deferred tax assets have been determined to be realizable, and, accordingly, a valuation allowance was not required. At December 31, 1997, there were no operating losses, income tax credits or alternative minimum tax credit carryforwards.

     Securities transactions resulted in income tax expense (benefits) of $1.3 million, $1.3 million and ($7.8 million) related to securities gains (losses) for the years ended December 31, 1997, 1996 and 1995, respectively.

                       BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note L. Benefit Plans

     BB&T has various employee benefit plans and arrangements. Employees of acquired entities typically participate in existing BB&T plans upon consummation of the acquisitions. Credit is usually given to these employees for years of service at the acquired institution. The combination of actuarial information for the benfit plans of acquired entities is not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans are superseded by the beneifts offered in the BB&T plans and the assumptions used in the BB&T calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits is that of BB&T as originally presented. The following table discloses expenses relating to employee benefit plans restated for transactions accounted for as poolings of interests.



                                                      1997        1996        1995
                                                  ----------- ----------- -----------
                                                        (Dollars in thousands)
   Defined benefit plans ........................  $ 13,246    $ 12,494    $ 18,921
   Defined contribution and ESOP plans ..........    27,386      13,168      11,803
                                                   --------    --------    --------
     Total expense related to benefit plans .....  $ 40,632    $ 25,662    $ 30,724
                                                   ========    ========    ========

     Retirement Plans

     BB&T has a retirement plan that covers substantially all employees. Benefits are based on years of service, age at retirement and the employee's compensation during the five highest consecutive years of earnings within the last ten years of employment.

     BB&T's contributions to the plan were in amounts between the minimum required for funding standard account purposes and the maximum deductible for Internal Revenue Service purposes.

     Supplemental retirement benefits are provided to certain key officers under supplemental executive retirement plans, which are not qualified under the Internal Revenue Code. Although technically unfunded plans, insurance policies on the lives of the covered employees partially fund future benefits.

     Net periodic pension cost, which is included in employee benefits expense, consisted of the following components in 1997, 1996 and 1995.



                                                     1997         1996         1995
                                                 ------------ ------------ ------------
                                                         (Dollars in thousands)
   Service cost ................................  $  12,412    $  11,488    $  11,765
   Interest cost ...............................     17,911       16,253       14,984
   Actual return on assets .....................    (42,875)     (24,260)     (31,771)
   Early retirement ............................         --           --        3,372
   Net amortization and deferral and other .....     25,684        8,833       19,746
                                                  ---------    ---------    ---------
    Net periodic pension cost ..................  $  13,132    $  12,314    $  18,096
                                                  =========    =========    =========

                      BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     The following table sets forth the plans' funded status at December 31, 1997 and 1996.



                                                                       Plans for which              Plans for which
                                                                        assets exceed             accumulated benefits
                                                                    accumulated benefits             exceed assets
                                                                ----------------------------- ----------------------------
                                                                     1997           1996           1997          1996
                                                                -------------- -------------- ------------- --------------
                                                                                  (Dollars in thousands)
      Accumulated benefit obligation
       Vested benefits ........................................  $  (185,227)   $  (163,691)   $  (10,110)    $   (5,471)
       Nonvested benefits .....................................       (4,488)        (3,720)         (805)          (751)
                                                                 -----------    -----------    ----------     ----------
                                                                 $  (189,715)   $  (167,411)   $  (10,915)    $   (6,222)
                                                                 ===========    ===========    ==========     ==========
      Projected benefit obligation ............................  $  (234,396)   $  (221,697)   $  (22,946)    $  (16,821)
      Plan assets at fair value ...............................      273,922        219,038            --             --
                                                                 -----------    -----------    ----------     ----------
      Plan assets in excess of (less than) projectedbenefit
       obligation .............................................       39,526         (2,659)      (22,946)       (16,821)
      Unrecognized transition amount ..........................       (6,523)        (7,626)          277            321
      Unrecognized prior service cost .........................      (23,201)        (5,931)        3,516          4,163
      Unrecognized net loss ...................................        6,616         22,281         6,066          3,153
      Minimum liability adjustment ............................           --             --           (89)          (861)
                                                                 -----------    -----------    ----------     ----------
      Prepaid (accrued) pension cost included in other
       assets (other liabilities) .............................  $    16,418    $     6,065    $  (13,176)    $  (10,045)
                                                                 ===========    ===========    ==========     ==========

     Plan assets consist primarily of investments in mutual funds consisting of equity investments, obligations of the U.S. Treasury and Federal agencies and corporations. Plan assets included $ 20.3 million, $11.2 million and $7.9 million of BB&T common stock at December 31, 1997, 1996 and 1995, respectively.


     Actuarial assumptions used in calculating these amounts were:



                                                                       1997        1996        1995
                                                                    ---------  -----------  ---------
     Rate of increase in future compensation ......................     5.5%         5.5%       5.5%
     Weighted average discount rate ...............................    7.25         7.5         7.5
     Weighted average expected long-term rate of return on assets .    8.0       8.0-9.0        8.0

     Postretirement Benefits

     BB&T revised its retiree health care plans in preparation for the implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." Effective January 1, 1996, the plans of BB&T and BB&T Financial Corporation were merged into a single plan. The new plan covers employees retiring after December 31, 1995 who are eligible for participation in the BB&T pension plan and have at least ten years of service. The plan requires retiree contributions, with a subsidy by BB&T based upon years of service of the employee at the time of retirement. The subsidy is periodically reviewed for adjustment. The plan provides flexible benefits to retirees which may also be used for dependents.

     The following table sets forth the components of the retiree benefit plan and the amount recognized in the consolidated financial statements at December 31, 1997, 1996 and 1995 as originally reported.



                                                     1997      1996      1995
                                                  ---------- -------- ---------
                                                     (Dollars in thousands)
   Net periodic postretirement benefit cost:
     Service cost ...............................   $  733    $  834   $1,048
     Interest cost ..............................    2,586     2,667    2,920
     Amortization of net loss and other .........      (37)      344      524
                                                    ------    ------   ------
      Total expense .............................   $3,282    $3,845   $4,492
                                                    ======    ======   ======

                      BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                             1997           1996           1995
                                                                        -------------- -------------- --------------
                                                                                   (Dollars in thousands)
   Reconciliation of funded status:
    Accumulated postretirement benefit obligation .....................   $  (38,342)    $  (38,208)    $  (39,505)
    Unrecognized net (gain) loss ......................................       (4,359)        (1,463)         1,766
                                                                          ----------     ----------     ----------
    Accrued postretirement benefit costs included in other liabilities    $  (42,701)    $  (39,671)    $  (37,739)
                                                                          ==========     ==========     ==========

     Actuarial assumptions used in calculating these amounts were:



                                                                             1997           1996              1995
                                                                          ----------  ----------------  ---------------
 Annual rate of increase in the per capita cost of health care claims
   Current year .........................................................     10.0%       11.0-11.25%       8.0-14.00%
   Final constant amount ................................................     5.0           5.0-6.25        4.75-6.5
   Annual decrease ......................................................     1.0            .5-1.0           .8-1.5
 General inflation rate .................................................     4.0              4.0              4.0
 Weighted average discount rate .........................................     7.25             7.5           7.5-8.0
 Impact of 1% increase in assumed health care cost on:
   Net periodic benefit cost ............................................       --             3.0           2.0-3.0
   Expected postretirement benefit obligation ...........................     2.0              5.0           3.0-4.0

 401-k Savings Plan

     Prior to 1996, BB&T had an Employee Stock Ownership Plan which allowed all employees to acquire common stock in BB&T by contributing up to 15% of their salaries to the plan. BB&T matched 100% of each employee's contributions, up to a maximum of 6% of the employee's salary. BB&T Financial Corporation had a Savings and Thrift Plan which permitted eligible employees to make contributions up to 16% of base compensation, with matching contributions up to 4% of the employee's base compensation. Effective January 1, 1996, BB&T's Employee Stock Ownership Plan was merged into the former BB&T Financial Corporation Savings and Thrift Plan to form the BB&T Corporation 401-k Savings Plan. The new plan permits employees to contribute up to 16% of their compensation. BB&T matches up to 6% of the employee's compensation with a 100% matching contribution.


     Settlement Agreements

     In connection with recent significant mergers, three executive officers of merged institutions agreed to retire during 1995 and 1997. BB&T entered into settlement and noncompetition agreements with these executive officers to settle existing employment contracts and to require them not to compete with BB&T. One of the agreements provides for annual payments of $1,655,000 less the company-provided portion of certain benefits payable under existing benefit plans. The payments continue for the life of the executive and his current wife but in no event for a period of less than fifteen years. The executive has agreed not to compete in a defined geographic area for fifteen years and to serve as a consultant to BB&T for five years. A second agreement provides for annual payments of $312,000 for ten years or until death. The third settlement agreement provides for annual payments of $769,392 (to be adjusted annually in accordance with the Consumer Price Index) until the executive reaches the age of 65 in 2002, at which time the annual payments will be reduced to 70% of the amount paid during the final year pursuant the agreement, estimated to be approximately $623,000, less the company-provided portion of benefits payable under certain existing benefit plans. The reduced payments will continue for the life of the executive. If the executive's current wife survives him, payments will continue to her in the annual amount equal to 35% of the amount paid to the executive during the final year pursuant to the agreement. The executive officer has agreed not to compete in a defined geographic area for ten years.


     Other

     There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

                      BBT&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note M. Commitments and Contingencies

     BB&T is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

     BB&T's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. BB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.



                                                                                 Contract or
                                                                             Notional Amount at
                                                                                December 31,
                                                                         ---------------------------
                                                                              1997          1996
                                                                         ------------- -------------
                                                                           (Dollars in thousands)
  Financial instruments whose contract amounts represent credit risk:
   Commitments to extend, originate or purchase credit .................  $7,836,594    $6,803,478
   Standby letters of credit and financial guarantees written ..........     275,349       227,310
   Commercial letters of credit ........................................      35,915        21,703
  Financial instruments whose notional or contract amounts exceed the amount of credit risk:
   Commitments to sell loans and securities ............................  $  555,722    $  240,121
   Foreign exchange contracts ..........................................     145,855       103,506

     Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. BB&T evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by BB&T upon extension of credit, is based on management's evaluation of the creditworthiness of the counterparty.

     Standby letters of credit and financial guarantees written are conditional commitments issued by BB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

     Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which BB&T agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.


     Legal Proceedings

     The nature of the business of BB&T's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of BB&T are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of BB&T.


Note N. Regulatory Requirements and Other Restrictions

     BB&T's subsidiary banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances based on certain percentages of deposit types subject to various adjustments. At December 31, 1997, these reserves (including average daily vault cash) amounted to $92.9 million.

                      BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $1.3 billion at December 31, 1997. The subsidiary banks are prohibited from paying dividends from their capital stock and additional paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels. BB&T was in compliance with these requirements at December 31, 1997.

     BB&T is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on BB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of BB&T's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. BB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require BB&T to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets.



                                        December 31, 1997                            December 31, 1996
                            ------------------------------------------   -----------------------------------------
                                                          For Minimum                                  For Minimum
                                      Actual                Capital                Actual                Capital
                            --------------------------      Adequacy     --------------------------     Adequacy
                               Ratio         Amount         Purposes        Ratio         Amount        Purposes
                            ----------   -------------   -------------   ----------   -------------   ------------
                                                            (Dollars in thousands)
Tier 1 Capital
 BB&T ...................       10.3%     $2,115,402      $  821,195         11.8%     $2,118,249      $  715,730
 BB&T -- NC .............       11.0       1,672,558         606,912         10.8       1,513,438         558,944
 BB&T -- SC .............       12.2         368,256         121,094         14.0         396,537         113,370
 BB&T -- VA .............       12.1          73,296          24,297         11.7          66,640          22,845
 Fidelity ...............       12.3          28,253           9,201        N/A            N/A             N/A
 Virginia First .........       10.5          62,796          23,882        N/A            N/A             N/A
 Life ...................       22.1         135,834          24,606         20.5         121,055          23,570
                                ----      ----------      ----------        -----      ----------      ----------
Total Capital
 BB&T ...................       14.0       2,867,562       1,642,391         14.5       2,588,063       1,431,460
 BB&T -- NC .............       12.3       1,862,258       1,213,824         12.1       1,686,083       1,117,887
 BB&T -- SC .............       13.4         406,120         242,188         15.2         431,991         226,741
 BB&T -- VA .............       13.3          80,892          48,593         12.9          73,792          45,691
 Fidelity ...............       13.3          30,636          18,402        N/A            N/A             N/A
 Virginia First .........       11.8          70,317          47,764        N/A            N/A             N/A
 Life ...................       22.4         137,489          49,212         21.4         126,241          47,139
                                ----      ----------      ----------        -----      ----------      ----------
Leverage Capital
 BB&T ...................        7.2       2,115,402         880,645          7.9       2,118,249         806,924
 BB&T -- NC .............        7.6       1,672,558         656,147          7.4       1,513,438         609,794
 BB&T -- SC .............        8.5         368,256         129,748          9.4         396,537         126,303
 BB&T -- VA .............        9.4          73,296          23,284          8.6          66,640          23,267
 Fidelity ...............        7.9          28,253          10,712        N/A            N/A             N/A
 Virginia First .........        7.3          62,796          25,710        N/A            N/A             N/A
 Life ...................        9.2         135,834          44,487          8.5         121,055          42,535
                                ----      ----------      ----------        -----      ----------      ----------

---------
N/A -- Not applicable.

                      BBT&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note O. Parent Company Financial Statements


                           Condensed Balance Sheets

                          December 31, 1997 and 1996



                                                             1997         1996
                                                         ------------ ------------
                                                          (Dollars in thousands)
Assets
Cash and due from banks ................................  $    2,748   $    9,047
Interest-bearing bank balances .........................     605,319      587,330
Securities .............................................      13,824       40,560
Investment in banking subsidiaries .....................   2,706,373    2,214,223
Investment in other subsidiaries .......................     185,504       52,283
Premises and equipment .................................       5,537        5,809
Receivables from subsidiaries and other assets .........      80,778      183,644
                                                          ----------   ----------
   Total assets ........................................  $3,600,083   $3,092,896
                                                          ==========   ==========
Liabilities and Shareholders' Equity
Short-term borrowed funds ..............................  $  638,325   $  566,225
Dividends payable ......................................      42,173       29,521
Accounts payable and accrued liabilities ...............      23,503       25,626
Long-term debt .........................................     496,255      249,019
                                                          ----------   ----------
   Total liabilities ...................................   1,200,256      870,391
                                                          ----------   ----------
   Total shareholders' equity ..........................   2,399,827    2,222,505
                                                          ----------   ----------
   Total liabilities and shareholders' equity ..........  $3,600,083   $3,092,896
                                                          ==========   ==========

                          Condensed Income Statements

              For the Years Ended December 31, 1997, 1996 and 1995



                                                                                 1997        1996        1995
                                                                             ----------- ----------- -----------
                                                                                   (Dollars in thousands)
Income
  Dividends from subsidiaries ..............................................  $248,294    $142,854    $240,699
  Interest and other income from subsidiaries ..............................    61,649      36,627      20,261
  Interest on investment securities ........................................     1,739       2,936       1,855
  Other income .............................................................       722       7,835       6,143
                                                                              --------    --------    --------
   Total income ............................................................   312,404     190,252     268,958
                                                                              --------    --------    --------
Expenses
  Interest expense .........................................................    53,161      33,845      17,859
  Occupancy expense ........................................................       249         171         171
  Other expenses ...........................................................    14,289      11,327      26,760
                                                                              --------    --------    --------
   Total expenses ..........................................................    67,699      45,343      44,790
                                                                              --------    --------    --------
Income before income tax benefit and equity in undistributed earnings of
  subsidiaries .............................................................   244,705     144,909     224,168
Income tax (benefit) expense ...............................................       (21)        661      (6,042)
                                                                              --------    --------    --------
Income before equity in undistributed earnings of subsidiaries .............   244,726     144,248     230,210
Net income of subsidiaries in excess of dividends from subsidiaries ........   109,724     194,541       6,206
                                                                              --------    --------    --------
Net income .................................................................  $354,450    $338,789    $236,416
                                                                              ========    ========    ========

                      BBT&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      Condensed Statements of Cash Flows

              For the Years Ended December 31, 1997, 1996 and 1995



                                                                                1997               1996               1995
                                                                           ------------- ----------------------- -------------
                                                                                          (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income ..............................................................  $  354,450         $ 338,789          $  236,416
 Adjustments to reconcile net income to net cash provided by operating activities:
 Net income of subsidiaries less than (in excess of) dividends from
   subsidiaries ..........................................................    (109,724)         (194,541)             (6,206)
 Depreciation of premises and equipment ..................................         272               214                 214
 Amortization of unearned compensation ...................................       1,227             2,450               3,172
 Discount accretion and premium amortization .............................         396               192                (298)
 Loss (gain) on sales of securities ......................................          --                  (9)              100
 Loss on disposals of other real estate owned ............................          --                --                 240
 Loss on disposal of premises and equipment ..............................          --                --                  29
 (Increase) decrease in other assets .....................................     (16,499)          125,793            (146,036)
 Increase (decrease) in accounts payable and accrued liabilities .........      (1,984)            2,293               5,974
                                                                            ----------         -----------        ----------
   Net cash provided by operating activities .............................     228,138           275,181              93,605
                                                                            ----------         -----------        ----------
Cash Flows From Investing Activities:
 Proceeds from sales of securities available for sale ....................          --                14                  87
 Proceeds from maturities of securities available for sale ...............      35,482            49,347             101,339
 Purchases of securities available for sale ..............................      (8,717)          (52,324)            (41,697)
 Proceeds from sales of securities held to maturity ......................          --                --                 520
 Proceeds from sales of premises and equipment ...........................          --                --                  79
 Investment in subsidiaries ..............................................        (483)          (68,625)               (264)
 Advances to subsidiaries ................................................    (430,897)         (306,857)                 --
 Repayment of advances to subsidiaries ...................................     369,375           182,875                  --
 Net cash paid (received) in purchase accounting transactions ............     (45,852)               --                  --
                                                                            ----------         -----------        ----------
   Net cash (used in) provided by investing activities ...................     (81,092)         (195,570)             60,064
                                                                            ----------         -----------        ----------
Cash Flows From Financing Activities:
 Net increase (decrease) in long-term debt ...............................     246,873           247,625              (7,333)
 Net increase in short-term borrowed funds ...............................      72,100           169,952             142,004
 Net proceeds from common stock issued ...................................      22,583            49,736              49,226
 Redemption of common stock ..............................................    (321,224)         (225,565)            (47,311)
 Preferred stock cancellations and conversions ...........................          --                --              (2,371)
 Cash dividends paid on common and preferred stock .......................    (155,688)         (127,771)           (112,669)
                                                                            ----------         -----------        ----------
   Net cash (used in) provided by financing activities ...................    (135,356)          113,977              21,546
                                                                            ----------         -----------        ----------
 Net Increase in Cash and Cash Equivalents ...............................      11,690           193,588             175,215
 Cash and Cash Equivalents at Beginning of Year ..........................     596,377           402,789             227,574
                                                                            ----------         -----------        ----------
 Cash and Cash Equivalents at End of Year ................................  $  608,067         $ 596,377          $  402,789
                                                                            ==========         ===========        ==========

                      BBT&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note P. Disclosures about Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires BB&T to disclose the estimated fair value of its on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver to or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

     Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. Because no readily available market exists for a significant portion of BB&T's financial instruments, fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates cannot always be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

     The following methods and assumptions were used by BB&T in estimating the fair value of its financial instruments at December 31, 1997 and 1996:

     Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

     Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

     Loans receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

     Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

     Short-term borrowed funds: The carrying amounts of Federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowed funds approximate their fair values.

     Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for similar instruments or by using discounted cash flow analyses, based on BB&T's current incremental borrowing rates for similar types of instruments.

     Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that BB&T would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

     Commitments to extend credit, standby letters of credit and financial guarantees written: The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

     Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

                      BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                     1997                          1996
                                         ----------------------------- ----------------------------
                                             Carrying         Fair        Carrying         Fair
                                              Amount         Value         Amount         Value
                                         --------------- ------------- -------------- -------------
                                                           (Dollars in thousands)
Financial assets:
 Cash and cash equivalents .............   $ 1,032,281    $ 1,032,281   $   938,624    $   938,624
 Trading securities ....................        67,878         67,878            --             --
 Securities available for sale .........     7,199,181      7,199,181     6,610,049      6,610,049
 Securities held to maturity ...........       147,799        151,581       311,782        317,013
 Loans and leases:
   Loans ...............................    20,317,127     20,556,414    17,908,163     17,904,878
   Leases ..............................       616,302        N/A           470,455        N/A
   Allowance for losses ................      (275,404)       N/A          (239,726)       N/A
                                           -----------                  -----------
    Net loans and leases ...............   $20,658,025                  $18,138,892
                                           ===========                  ===========
Financial liabilities:
 Deposits ..............................   $20,948,177     20,981,345   $19,735,662     19,788,728
 Short-term borrowed funds .............     3,276,177      3,276,177     2,539,824      2,539,824
 Long-term debt ........................     3,572,226      3,868,116     2,317,417      2,408,659
 Capitalized leases ....................         3,291        N/A             3,561        N/A


                                                                    1997                       1996
                                                         -------------------------- --------------------------
                                                           Notional/                  Notional/
                                                            Contract       Fair        Contract       Fair
                                                             Amount        Value        Amount        Value
                                                         ------------- ------------ ------------- ------------
Off balance sheet financial instruments:
 Interest rate swaps, caps and floors ..................  $2,428,930    $  25,570    $1,167,099    $   5,775
 Commitments to extend, originate or purchase credit ...   7,836,594      (14,835)    6,803,478      (12,576)
 Standby and commercial letters of credit and financial
   guarantees written ..................................     311,264       (4,495)      249,013       (3,579)
 Commitments to sell loans and securities ..............     555,722       (2,925)      240,121          822
 Foreign exchange contracts ............................     145,855          326       103,506          312
 Option contracts purchased ............................      55,000         (303)       14,000          142
 Option contracts written ..............................      55,000           --        14,000           --
 Futures contracts .....................................       8,486           --            --           --

---------
N/A Not applicable.


NOTE Q. Derivatives and Off-Balance Sheet Financial Instruments

     Interest rate volatility often increases to the point that balance sheet repositioning through the use of account repricing and other on-balance sheet strategies cannot occur rapidly enough to avoid adverse net income effects. At those times, off-balance sheet or synthetic hedges are utilized. During 1997, management used interest rate swaps, caps and floors to supplement balance sheet repositioning. Such actions were designed to lower the interest sensitivity of BB&T toward a neutral position.

     Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to transform the repricing characteristics of an asset or liability from a fixed to a floating rate, a floating rate to a fixed rate, or one floating rate to another floating rate. The underlying principal positions are not affected. Swap terms generally range from one year to ten years depending on the need. At December 31, 1997, derivatives with a total notional value of $2.4 billion, with terms ranging up to ten years, were outstanding.

                      BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     The following tables set forth certain information concerning BB&T's interest rate swaps, caps and floors at December 31, 1997:


                      Interest Rate Swaps, Caps and Floors
                               December 31, 1997

                             (Dollars in thousands)



                                  Notional      Receive        Pay         Fair
                                   Amount         Rate        Rate         Value
                               -------------   ---------   ----------   ----------
Type
 Receive fixed swaps .........  $1,301,000        6.39%        5.86%     $23,785
 Pay fixed swaps .............     351,930        5.88         5.58         (121)
 Basis swaps .................     100,000        5.70         5.63           --
 Caps & Floors ...............     676,000          --           --        1,906
                                ----------        ----         ----      -------
 Total .......................  $2,428,930        6.25%        5.79%     $25,570
                                ==========        ====         ====      =======


                                                                    Basis Swaps
                                         Receive       Pay Fixed      Caps &
                                       Fixed Swaps       Swaps        Floors        Total
                                      -------------  ------------- ------------ -------------
Year-to-date Activity
 Balance, December 31, 1996 .........  $  487,000     $  304,099    $  376,000   $1,167,099
 Additions ..........................     849,000        223,900       660,000    1,732,900
 Maturities/amortizations ...........     (35,000)      (176,069)      (10,000)    (221,069)
 Terminations .......................          --             --      (250,000)    (250,000)
                                       ----------     ----------    ----------   ----------
 Balance, December 31, 1997 .........  $1,301,000     $  351,930    $  776,000   $2,428,930
                                       ==========     ==========    ==========   ==========


                                 One Year     One to       Five to
                                  or Less   Five Years    10 Years      Total
                                ---------- ------------  ---------- -------------
Maturity Schedule
 Receive fixed swaps .........   $276,000   $  525,000    $500,000   $1,301,000
 Pay fixed swaps .............    103,987      240,143       7,800      351,930
 Basis swaps .................    100,000           --          --      100,000
 Caps & Floors ...............     11,000      605,000      60,000      676,000
                                 --------   ----------    --------   ----------
 Total .......................   $490,987   $1,370,143    $567,800   $2,428,930
                                 ========   ==========    ========   ==========

     As of December 31, 1997, unearned income from swap transactions initiated during 1997 was $13.5 million. There were no unamortized deferred gains or losses from terminated transactions remaining at year end. Active transactions resulted in pretax net income of $1.1 million.

     In addition to interest rate swaps, BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale portfolio in order to enhance returns. During 1997, options were written on securities totaling $705.0 million. Option fee income was $1.4 million for 1997. There were no unexercised options outstanding at December 31, 1997 or 1996.

     BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and pipeline against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. At December 31, 1997, net purchased put option contracts with a notional value of $55.0 million were outstanding.

                      BBT&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     The $2.4 billion of derivatives used in interest rate risk management are primarily used to hedge variable rate commercial loans, adjustable rate mortgage loans, retail certificates of deposit and fixed rate notes. BB&T does not utilize derivatives for trading purposes.

     Although off-balance sheet derivative financial instruments do not expose BB&T to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized based on the quality of the counterparties and the consistent monitoring of these agreements. The counterparties to these transactions were large commercial banks and investment banks. Annually, the counterparties are reviewed for creditworthiness by BB&T's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities. At December 31, 1997, BB&T's interest rate swaps, caps and floors reflected an unrealized gain of $25.6 million.

     Other risks associated with interest-sensitive derivatives include the impact on fixed positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by BB&T. At December 31, 1997, BB&T had no indexed amortizing swaps outstanding.

                      BBT&T CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note R. Calculations of Earnings Per Share

     The basic and diluted earnings per share calculations are presented in the following table:



                                                                                          Years Ended December 31,
                                                                             --------------------------------------------------
                                                                                   1997             1996             1995
                                                                             ---------------- ---------------- ----------------
                                                                               (Dollars in thousands, except per share data)
Basic Earnings Per Share:
  Weighted average number of common shares outstanding during the
   period ..................................................................    141,453,468      141,549,598      141,829,072
  Less:
   Unallocated ESOP shares .................................................        391,208               --               --
                                                                                -----------      -----------      -----------
  Weighted average number of common shares, as adjusted ....................    141,062,260      141,549,598      141,829,072
                                                                                ===========      ===========      ===========
  Net income ...............................................................  $     354,450    $     338,789    $     236,416
  Less:
   Preferred dividend requirement ..........................................             --              610            5,079
                                                                              -------------    -------------    -------------
  Income available for common shares .......................................  $     354,450    $     338,179    $     231,337
                                                                              =============    =============    =============
  Basic earnings per share .................................................  $        2.51    $        2.39    $        1.63
                                                                              =============    =============    =============
Diluted Earnings Per Share:
  Weighted average number of common shares outstanding during the
   period ..................................................................    141,062,260      141,549,598      141,829,072
  Add:
   Shares issuable assuming conversion of convertible preferred
    stock ..................................................................             --          938,652        4,458,426
   Dilutive effect of outstanding options (as determined by application
    of treasury stock method) ..............................................      2,663,684        1,970,697        1,256,800
   Issuance of additional shares under share repurchase agreement,
    contingent upon market price ...........................................         72,294          102,018          326,751
                                                                              -------------    -------------    -------------
  Weighted average number of common shares, as adjusted ....................    143,798,238      144,560,965      147,871,049
                                                                              =============    =============    =============
  Net income ...............................................................  $     354,450    $     338,789    $     236,416
  Add:
   After tax interest expense and amortization of issue costs applicable
    to convertible debentures ..............................................             --               --              211
                                                                              -------------    -------------    -------------
  Net income, as adjusted ..................................................  $     354,450    $     338,789    $     236,627
                                                                              =============    =============    =============
  Diluted earnings per share ...............................................  $        2.46    $        2.34    $        1.60
                                                                              =============    =============    =============